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                                October 14, 1996


Vitech America, Inc.
8807 Northwest 23rd Street
Miami, Florida 33172

         Re:      Vitech America, Inc. (the "Company")
                  Registration Statement
                  on Form S-1 (File No. 333-11505)

Dear Sir/Madam:

         We refer to the Registration Statement (the "Registration Statement") filed by Vitech America, Inc., a Florida corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the sale of up to 2,000,000 shares of Common Stock, no par value per share and 300,000 shares to cover the Underwriter's Over-Allotment Option (the "Shares"), as set forth in the above Registration Statement.

         In our capacity as counsel to the Company, we have examined the original or certified copies of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostat copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

         Based upon the foregoing, it is our opinion that:

           1. The Company is a corporation duly organized and validly existing under the laws of the State of Florida.

           2. The Shares offered for the account of the Company have been duly and validly authorized and, when (i) the Registration Statement has become effective under the Securities Act of 1933, as amended,
              (ii) the Shares have been issued and sold as contemplated in the Registration Statement and the Underwriting Agreement referred to therein, and (iii) the Shares have been delivered and paid for, such Shares will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name under "Legal Matters" in the Prospectus constituting part of the Registration Statement.
                                    Very truly yours,



                                    ATLAS, PEARLMAN, TROP & BORKSON, P.A.



                                    /s/  Atlas, Pearlman, Trop & Borkson, P.A.